UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

TINTRI, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38117	26-2906978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 Ravendale Drive

Mountain View, California 94043

(Address of principal executive offices including zip code)

(650) 810-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 31, 2018, Tintri, Inc., a Delaware corporation (the “Company”), completed the sale of substantially all of its assets (the “Assets”) to TI Acquisition Corp. (“Purchaser”), a wholly owned subsidiary of DataDirect Networks, Inc. (“Parent”), pursuant a First Amended and Restated Asset Purchase Agreement, dated as of August 29, 2018, by and among the Company, Purchaser and Parent (the “Amended Asset Purchase Agreement”). The Amended Asset Purchase Agreement was previously filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 31, 2018, and is incorporated herein by reference. The sale of the Assets pursuant to the Amended Asset Purchase Agreement was approved pursuant to an order of the United States Bankruptcy Court for the District of Delaware, dated August 29, 2018.

Pursuant to the terms of the Amended Asset Purchase Agreement, Purchaser paid $60.0 million to the Company in exchange for the Assets (the “Acquisition”), which such purchase price consisted of (i) cash in the amount of $35.0 million and (ii) the assumption of specified liabilities, including $25.0 million of the Company’s outstanding indebtedness to TriplePoint Capital.

The proceeds from the Acquisition were subsequently distributed to the Company’s secured lenders, unsecured creditors, and administrative expense claimants in accordance with the rules of the Bankruptcy Code and the orders of the Bankruptcy Court. Since the proceeds from the Acquisition were insufficient to satisfy all of the Company’s debts and obligations, it is highly unlikely that any amounts will ultimately be paid to the Company’s stockholders.

As previously disclosed in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 24, 2018, Parent and the Company are also party to that certain Direct Reseller Agreement with the Company, which provides Parent the non-exclusive right to resell certain of the Company’s products for an initial term of one year.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The Company is currently unable to prepare pro forma financial information reflecting the transactions described in Item 2.01 of this Current Report on Form 8-K.

(d)	Exhibits

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

2.1	First Amended and Restated Asset Purchase Agreement, by and among DataDirect Networks, Inc., TI Acquisition Corp., and Tintri, Inc., dated as of August 29, 2018.	8-K	001-38117	2.1	August 31, 2018

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “budgeted” or the negative of these words or other similar terms or expressions that concern the Company’s asset sale, bankruptcy case, the ability to obtain approval of various matters by the Bankruptcy Court, and the payout of proceeds of the sale. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could contribute to such differences include the Company’s inability to obtain approval of certain matters from the Bankruptcy Court; challenges by other constituencies in the bankruptcy process; and the risks more fully described in the Company’s Annual Report on Form 10-K for the year ended January 31, 2018 filed with the Securities and Exchange Commission on May 18, 2018, as amended. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tintri, Inc.

Date: September 6, 2018	By:	/s/ Guy Colpitts
Guy Colpitts General Counsel